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                                                                    EXHIBIT 10.3

                        FORM OF INDEMNIFICATION AGREEMENT
                           GOLDEN STAR RESOURCES LTD.

         Golden Star Resources Ltd. has entered into indemnification agreements in substantially the form attached with the following officers and directors:

         Robert R. Stone
         Peter J. Bradford
         David K. Fagin
         Ian MacGregor
         James E. Askew
         Allan J. Marter
         Peter G. Donald
         Richard Q. Gray



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                            INDEMNIFICATION AGREEMENT


THIS INDEMNIFICATION AGREEMENT made as of __________ between GOLDEN STAR RESOURCES LTD., a Canadian Corporation (the "Company") and _____________ (the "Indemnitee").

         WHEREAS, it is essential to the Company and its shareholders to attract and retain qualified and capable directors, officers, employees, agents and fiduciaries; and

         WHEREAS, historically, basic protection against undue risk of personal liability of directors and officers has been provided through insurance coverage providing reasonable protection at reasonable cost; and

         WHEREAS, it is presently uncertain whether, and to what extent, such insurance is or will continue to be available to the Company at a reasonable cost for the protection of the Indemnitee; and

         WHEREAS, it has been the policy of the Company to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law; and

         WHEREAS, in recognition of the Indemnitee's need for protection against personal liability in order to induce the Indemnitee to serve or continue to serve the Company in an effective manner, and, in the case of directors and officers, to supplement or replace the Company's directors' and officers' liability insurance coverage, and in part to provide the Indemnitee with specific contractual assurance that the protection contemplated hereby will be available to the Indemnitee (regardless of, among other things, any amendment to the Company's Articles of Arrangement or By-Laws or any change in the composition of the Company's Board of Directors or any acquisition transaction relating to the Company), the Company wishes to provide the Indemnitee with the benefits contemplated by this Agreement; and

         WHEREAS, as a result of the provision of such benefits the Indemnitee has agreed to serve or to continue to serve the Company;

NOW THEREFORE, the parties hereto do hereby agree as follows:

1. DEFINITIONS. The following terms, as used herein, shall have the following respective meanings:

         (a) AN AFFILIATE: of a specified Person is a Person who directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. The term Associate used to indicate a relationship with any Person shall mean (i) any corporation or organization (other than the Company or a Subsidiary) of which such Person is an officer or partner or is, directly, or indirectly, the Beneficial Owner of ten percent or more of any class of Equity Securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity (other than as



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trustee of an employee stock ownership or similar plan of the Company or any
Subsidiary), (iii) any Relative of such Person, or (iv) any officer or director of any corporation controlling or controlled by such Person.

         (b) BENEFICIAL OWNERSHIP: shall be determined, and a Person shall be the BENEFICIAL OWNER of all securities which such Person is deemed to own beneficially, pursuant to Rule 13d-3 made under the United States Securities Exchange Act of 1934, as amended (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on the date hereof; provided, however, that a Person shall, in any event, also be deemed to the BENEFICIAL OWNER of any Voting Shares: (A) of which such Person or any of its Affiliates or Associates is, directly or indirectly, the Beneficial Owner, or (B) of which such Person or any of its Affiliates or Associates has
(i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the Beneficial Owner of any Voting Shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such Person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner), or (C) of which any other Person is directly or indirectly, the Beneficial Owner if such first mentioned Person or any of its Affiliates or Associates acts with such other Person as a partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the Company.

         (c) "CBCA": means the Canada Business Corporations Act under which the Company presently subsists.

         (d) A CHANGE IN CONTROL: shall be deemed to have occurred if (A) any Person (other than (i) the Company or any Subsidiary, (ii) any pension, profit sharing, employee stock ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (iii) any Person who is as of the date hereof the Beneficial Owner of 20% or more of the total voting power of the Voting Shares) is or becomes, after the date of this Agreement, the Beneficial Owner of 20% or more of the total voting power of the Voting Shares, (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election or appointment by the Board of Directors or nomination or recommendation for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (C) the shareholders of the Company approve a business combination of the Company with any other corporation, other than a business combination which would result in the Voting Shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Shares of the surviving entity) at least 80% of the total voting power represented by the Voting Shares of the Company or such surviving entity outstanding, or the shareholders of the Company approve a plan of complete liquidation of the Company or an



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agreement for the sale of disposition by the Company of all or substantially all of the Company's assets.

         (e) CLAIM: means any threatened, pending or completed action, suit, arbitration or proceeding, or any inquiry or investigation, whether brought by or in the right of the Company or otherwise, that the Indemnitee in good faith believes might lead to the institution of any such action, suit, arbitration or proceeding, whether civil, criminal, administrative, investigative or other, or any appeal therefrom.

         (f) D&O INSURANCE: means any valid directors' and officers' liability insurance policy, if any, maintained by the Company for the benefit of the Indemnitee.

         (g) DERIVATIVE CLAIM: has the meaning ascribed thereto in Section 3(b) hereof.

         (h) DETERMINATION: means a determination, and DETERMINED in relation to a matter means a matter which has been determined based on the facts known at the time, by: (i) a majority vote of a quorum of disinterested directors, or
(ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or, in the event there has been a Change in Control, by the Special Independent Counsel (in a written opinion) selected by the Indemnitee as set forth in Section 6, or (iii) a majority of the disinterested shareholders of the Company, or (iv) a final adjudication by a court of competent jurisdiction.

         (i) EQUITY SECURITY: shall have the meaning given to such term under Rule 3a11-1 made under the United States Securities Exchange Act of 1934, as in effect on the date hereof.

         (j) EXCLUDED CLAIM: means any payment for Losses or Expenses in connection with any Claim: (i) based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which the Indemnitee is not entitled; or (ii) for the return by the Indemnitee of any remuneration paid to the Indemnitee without the previous approval of the shareholders of the Company which is illegal; or (iii) for an accounting of profits in fact made from the purchase or sale by the Indemnitee of securities of the Company within the meaning of Section 16 of the United States Securities Exchange Act of 1934, as amended, if applicable, or similar provisions of any state law; or (iv) resulting from the Indemnitee's failure to act honestly and in good faith with a view to the best interests of the Company or, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnitee did not have reasonable grounds for believing that the Indemnitee's conduct was lawful; or (v) the payment of which by the Company under this Agreement is not permitted by applicable law.

         (k) EXPENSES: means any reasonable expenses incurred by the Indemnitee as a result of a Claim or Claims made against the Indemnitee for Indemnifiable Events including, without limitation, legal fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.



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         (l) FINE: means any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.

         (m) INDEMNIFIABLE EVENT: means any event or occurrence, occurring prior to or after the date of this Agreement, related to the fact that the Indemnitee is or was a director, officer, employee, trustee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the Indemnitee, including, but not limited to, any breach of duty, neglect, error, misstatement, misleading statement, omission, or other act done or wrongfully attempted by the Indemnitee, or any of the foregoing alleged by any claimant, in any such capacity.

         (n) LOSSES: means any amounts or sums which the Indemnitee is legally obligated to pay as a result of a Claim or claims made against the Indemnitee for Indemnifiable Events including, without limitation, damages, judgments and sums or amounts paid in settlement of a Claim or Claims, and Fines.

         (o) PERSON: means any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         (p) POTENTIAL CHANGE IN CONTROL: shall be deemed to have occurred if
(A) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (B) any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or (C) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

         (q) RELATIVE: means Person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law.

         (r) REVIEWING PARTY: means any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board (including the Special Independent Counsel referred to in Section 6) who is not a party to the particular Claim for which the Indemnitee is seeking indemnification.

         (s) SPECIAL INDEPENDENT COUNSEL: has the meaning ascribed thereto in
Section 6 hereof.

         (t) SUBSIDIARY: means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Company.

         (u) TRUST: means the trust established pursuant to Section 7 hereof.

         (v) VOTING SHARES: means any issued and outstanding shares in the capital of the Company which are entitled to be voted generally in the election of directors.



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
2. BASIC INDEMNIFICATION AGREEMENT. In consideration of, and as an inducement to, the Indemnitee rendering valuable services to the Company, in the event the Indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company hereby indemnifies the Indemnitee to the fullest extent authorized by law, against any and all Expenses and Losses (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses and Losses) of such Claim, whether or not such Claim proceeds to judgment or is settled or otherwise is brought to final disposition, subject in each case, to the further provisions of this Agreement.

3. LIMITATIONS OF INDEMNIFICATION.

         (a) Notwithstanding the provisions of Section 2, the Indemnitee shall not be indemnified and hold harmless from any Losses or Expenses (i) which have been Determined, as provided herein, to constitute an Excluded Claim; (ii) to the extent the Indemnitee is indemnified by the Company and has actually received payment pursuant to D&O Insurance or otherwise; or (iii) unless otherwise entitled pursuant to the last sentence of Section 4(d) or Section 14, or unless the Company has joined in or the Board of Directors has authorized such Claim, in connection with any Claim initiated by the Indemnitee.

         (b) The Indemnitee acknowledges that for so long as the Company is a CBCA corporation, with respect to a Claim brought by or in the right of the Company (a "Derivative Claim"), the Indemnitee may not be indemnified and held harmless from any Losses or Expenses incurred therewith unless previously approved by a "court" (as defined under the CBCA) if such court approval is required under the CBCA. The Company agrees to promptly seek such approval, if so required, with respect to all Derivative Claims which are not Determined to be Excluded Claims.

4. INDEMNIFICATION PROCEDURES.

         (a) Promptly after receipt by the Indemnitee of notice of any Claim, the Indemnitee shall, if indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement thereof and the Indemnitee agrees further not to make any admission or effect any settlement with respect to such Claim without the consent of the Company, except any Claim with respect to which the Indemnitee has undertaken the defense in accordance with the second to last sentence of Section 4(d).

         (b) If, at the time of the receipt of such notice, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all Losses and Expenses payable as a result of such Claim.

         (c) To the extent that the Company does not, at the time of the Claim have applicable D&O Insurance, of if a Determination is made that any Expenses arising out of such Claims will not be



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payable under the D&O Insurance then in effect, the Company shall be obligated, subject to Section 4(f), to pay the Expenses of any claim in advance of the final disposition thereof and the Company, if appropriate, shall be entitled to assume the defense of such Claim, with counsel satisfactory to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, the Company will not be liable to the Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by the Indemnitee in connection with such defense other than reasonable Expenses of investigation; provided that the Indemnitee shall have the right to employ the Indemnitee's counsel in such Claims but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at the Indemnitee's expense; provided further that if: (i) the employment of counsel by the Indemnitee has been previously authorized by the Company; (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense; or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, the reasonable fees and expenses of counsel shall be at the expense of the Company.

         (d) Subject to Section 4(f), all payments on account of the Company's indemnification obligations under this Agreement shall be made within 60 days of the Indemnitee's written request therefor unless a Determination is made that the Claims giving rise to the Indemnitee's request are Excluded Claims or otherwise not payable under this Agreement, provided that all payments on account of the Company's obligation to pay Expenses under Section 4(c) of this Agreement prior to final disposition of any Claim shall be made within 20 days of the Indemnitee's written request therefor and such obligation shall not be subject to any such Determination but shall be subject to Section 4(e) of this Agreement. In the event the Company takes the position that the Indemnitee is not entitled to indemnification in connection with the proposed settlement of any claim, the Indemnitee shall have the right at its own expense to undertake the defense of any such claim, insofar as such proceeding involves Claims against the Indemnitee, by written notice given to the Company within 10 days after the Company has notified the Indemnitee in writing of its contention that the Indemnitee is not entitled to indemnification. If it is subsequently determined in connection with such proceeding that the Indemnifiable Events are not Excluded Claims and that the Indemnitee, therefore, is entitled to be indemnified under the provisions of Section 2 hereof, the Company shall promptly indemnify the Indemnitee.

         (e) The Indemnitee hereby expressly undertakes and agrees to promptly reimburse the Company for all Losses and Expenses paid by the Company in connection with any Claim against the Indemnitee in the event and only to the extent that a Determination shall have been made by a court of competent jurisdiction in a decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified by the Company for such Losses and Expenses because the Claim is an Excluded Claim or because the Indemnitee is otherwise not entitled to payment under this Agreement.

         (f) Notwithstanding any other provision of this Section 4 or of Section 7, but subject to Section 13, the Indemnitee acknowledges that for so long as the Company is a CBCA corporation, neither the Company nor the Trustee (as such term is defined in Section 7), as the case may be, shall be obligated to pay the Indemnitee for any Expenses or Losses associated with a Derivative Claim until the payment of such Expenses or Losses has been approved by a "court" (as defined under the CBCA) if such court approval is required under the CBCA. Upon such approval, if so required, being given,



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the Company agrees to pay (or in the case of the Trustee, shall be permitted to pay) the Indemnitee forthwith for such Expenses and Losses.

5. SETTLEMENT. The Company shall have no obligation to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without the Company's prior written consent. The Company shall not settle any Claim in which it takes the position that the Indemnitee is not entitled to indemnification in connection with such settlement without the consent of the Indemnitee, nor shall the Company settle any Claim in any manner which would impose any Fine or any obligation on the Indemnitee without the Indemnitee's written consent. Neither the Company nor the Indemnitee shall unreasonably withhold their consent to any proposed settlement.

6. CHANGE IN CONTROL: EXTRAORDINARY TRANSACTIONS. The Company and the Indemnitee agree that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then all Determinations thereafter with respect to the rights of the Indemnitee to be paid Losses and Expenses under this Agreement shall be made only by a special independent counsel (the "Special Independent Counsel") selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld) or by a court of competent jurisdiction. The Company shall pay the reasonable fees of such Special Independent Counsel and shall indemnify such Special Independent Counsel against any and all reasonable expenses (including reasonable attorney's fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

The Company covenants and agrees that, in the event of a Change in Control of the sort set forth in clause (B) of Section l(c), the Company will use its best efforts (a) to have the obligations of the Company under this Agreement including, but not limited to those under Section 7, expressly assumed by the surviving, purchasing or succeeding entity, to (b) otherwise to adequately provide for the satisfaction of the Company's obligations under this Agreement, in a manner reasonably acceptable to the Indemnitee.

7. ESTABLISHMENT OF TRUST. In the event of a Potential Change in Control, the Company shall upon written request by the Indemnitee, create a trust (the "Trust") for the benefit of the Indemnitee and from time to time upon written request of the Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Losses and Expenses which are actually paid or which the Indemnitee reasonably determines from time to time may be payable by the Company under this Agreement. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party, in any case in which the Special Independent Counsel is involved. The terms of the Trust shall provide that upon a Change in Control:
(i) the Trust shall not be revoked or the principal thereof withdrawn without the written consent of the Indemnitee; (ii) the trustee of the Trust (the "Trustee") shall advance, within 20 days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section 4(e) of this Agreement); (iii) the Company shall continue to fund the Trust from time to time in accordance with the funding obligations set forth above; (iv) the Trustee shall promptly pay to the Indemnitee all Losses and Expenses for which the Indemnitee shall be entitled to indemnification



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pursuant to this Agreement; and (v) all unexpected funds in the Trust shall revert to the Company upon a final determination by a court of competent jurisdiction in a final decision from which there is no further right of appeal that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee.

8. NO PRESUMPTION. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction shall not, of itself, create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

9. NON-EXCLUSIVITY, ETC. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company's By-Laws, the CBCA, any other applicable law or any vote of shareholders or disinterested directors or otherwise, both as to action in the Indemnitee's official capacity and as to action in any other capacity by holding such office, and shall continue after the Indemnitee ceases to serve the Company as a director, officer, employee, agent or fiduciary, for so long as the Indemnitee shall be subject to any Claim by reason of (or arising in part out of) an Indemnifiable Event. To the extent that a change in the CBCA the provisions of, or any other applicable law, permits greater indemnification by agreement than would be afforded currently under the Company's By-Laws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

10. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee, if an officer or director of the Company, shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

11. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such right, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights.

12. PARTIAL INDEMNITY. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Losses of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

13. INDEMNITY AS OF RIGHT. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been substantially successful on the merits in the defense of a Claim relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein and the Indemnitee

         a) acted honestly and in good faith with a view to the best interests of the Company and,

         b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful,

the Indemnitee shall be indemnified against all Expenses of the Claim incurred in connection therewith.

14. LIABILITY OF THE COMPANY. The Indemnity agrees that neither the shareholders nor the directors nor any officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company's obligations under this Agreement and the Indemnitee shall look solely to the assets of the Company for satisfaction of any claims hereunder.

15. ENFORCEMENT.

         (a) The Indemnitee's right to indemnification and other rights under this Agreement shall be specifically enforceable by the Indemnitee only in any "court" (as defined in the CBCA) or in any superior court of any state of the United States and shall be enforceable notwithstanding any adverse Determination by the Company's Board of Directors, independent legal counsel, the Special Independent Counsel or the Company's shareholders and no such Determination shall create a presumption that the Indemnitee is not entitled to be indemnified hereunder. In any such action the Company shall have the burden of proving that indemnification is not required under this Agreement.

         (b) In the event that any action is instituted by the Indemnitee under this Agreement, or to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all court costs and reasonable expenses, including reasonable counsel fees, incurred by the Indemnitee with respect to such action, unless the court determines that each of the material assertions made by the Indemnitee as a basis for such action were not made in good faith or were frivolous.

16. SEVERABILITY. In the event that any provision of this Agreement is determined by a court of competent jurisdiction to require the Company to do or to fail to do an act which is in violation of applicable law, such provision (including any provision within a single section, paragraph or sentence) shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms to the fullest extent permitted by law.

17. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to agreements made and to be performed entirely within such state.

18. CONSENT TO JURISDICTION. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of any court mentioned in Section 15(a) for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in any such court.

19. NOTICES. All notices, or other communications required or permitted hereunder shall be sufficiently given for all purposes if in writing and personally delivered, telegraphed, telexed, sent by



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

facsimile transmission or sent by registered or certified mail, return receipt requested, with postage prepaid addressed as follows, or to such address of which the parties shall have given notice pursuant hereto:

         (a)      If to the Company, to:

                  1660 Lincoln Street
                  Denver, Colorado 80264

                  Attention: Corporate Secretary

         (b)      If to the Indemnitee, at the address indicated below.

20. COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

21. SUCCESSORS AND ASSIGNS. This Agreement shall be (i) binding upon all successors and assigns of the Company, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, and (ii) shall be binding upon and inure to the benefit of the heirs, and personal or legal representatives of the Indemnitee.

22. AMENDMENT: WAIVER. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.



         IN WITNESS WHEREOF, the Company and the Indemnitee have executed this Agreement as of the day and year first above written.

GOLDEN STAR RESOURCES LTD.                  [NAME OF INDEMNITEE]


By:                                         By:
     -----------------------------               -------------------------------



     -----------------------------               -------------------------------
     Witness                                     Witness



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